Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

------------------------------------------------------x
In re BASIC ENERGY SERVICES, INC., et al., Debtors.	: : : : : : : :	Chapter 11 Case No. 16-12320 (KJC) Jointly Administered Re: Docket Nos. 15, 16, 194, 231 & ______
------------------------------------------------------x
FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER
(I) APPROVING THE DEBTORS’ (A) DISCLOSURE STATEMENT PURSUANT
TO SECTIONS 1125 AND 1126(b) OF THE BANKRUPTCY CODE, (B) SOLICITATION OF VOTES AND VOTING PROCEDURES, AND (C) FORMS OF BALLOTS, AND (II) CONFIRMING THE JOINT PREPACKAGED CHAPTER 11 PLAN OF BASIC ENERGY SERVICES, INC. AND ITS AFFILIATED DEBTORS

Basic Energy Services, Inc. (“Basic”) and its affiliated debtors in the above-captioned chapter 11 cases, as debtors and debtors in possession (collectively, the “Debtors”), having proposed and filed (A) the Joint Prepackaged Chapter 11 Plan of Basic Energy Services, Inc. and its Affiliated Debtors, dated as of October 24, 2016 and filed with the United States Bankruptcy Court for the District of Delaware (the “Court”) on October 25, 2016 [Docket No. 15], as amended on December 7, 2016 [Docket No. 231] (as supplemented by the Plan Supplement (defined below), and as otherwise amended in accordance with the terms thereof and this Order, the “Prepackaged Plan”), annexed hereto as Exhibit A, and that certain supplement to the Prepackaged Plan, dated and filed with the Court on November 22, 2016 [Docket No. 194] (as the documents contained therein have been or may be further amended or supplemented, including as supplemented on December 7, 2016 [Docket No. 239], the “Plan Supplement”) and (B) (i) the Disclosure Statement for the Joint Chapter 11 Plan of Basic Energy Services, Inc. and

its Affiliated Debtors, dated as of October 24, 2016 (the “Disclosure Statement”) [Docket No. 16], and (ii) appropriate ballots for voting on the Prepackaged Plan, in the forms attached as Exhibits “A” through “C” to the Declaration Regarding Service of Solicitation Packages, Service of Rights Offering Packages, and Tabulation of Ballots Cast on the Joint Prepackaged Chapter 11 Plan of Basic Energy Services, Inc. and Its Affiliated Debtors (the “Sullivan Declaration”), sworn to by Jane Sullivan of Epiq Bankruptcy Solutions, LLC, the Debtors’ balloting and subscription agent (“Epiq”), and filed with the Court on December 2, 2016 [Docket No. 220] having been duly transmitted to holders of Claims and Interests in compliance with the procedures (the “Solicitation Procedures”) set forth in the Sullivan Declaration; and the Court having entered the Order (A) Scheduling a Combined Hearing to Consider (i) the Adequacy of the Disclosure Statement; (ii) Approval of the Solicitation Procedures; (iii) Confirmation of the Prepackaged Plan; and (B) Approving the Form and Manner of Notice of the Combined Hearing (as defined below), Related Objection Deadlines, and Notice of Commencement; (C) Extending the Time for the Debtors to File Schedules of Assets and Liabilities and Statements of Financial Affairs (collectively, the “Schedules and Statements”) and Conditionally Waiving the Requirement that the Debtors File the Schedules and Statements upon Confirmation of the Prepackaged Plan; (D) Conditionally Waiving the Requirement to Convene the Meeting of Creditors Under Section 341 of the Bankruptcy Code; and (E) Approving (i) the Proposed Procedures for the Conduct of the Rights Offering (the “Rights Offering Procedures”), (ii) that Certain Backstop Agreement Dated October 25, 2016 (the “Backstop Agreement”), and (iii) Fees, Expenses, and Indemnification Obligations Arising Under the Backstop Agreement (the “Scheduling Order”) [Docket No. 57], which, among other things, scheduled the hearing to approve the Disclosure Statement for December 9, 2016 (the “Disclosure Statement Hearing”),

to be immediately followed by a hearing to consider confirmation of the Prepackaged Plan (the “Confirmation Hearing,” and together with the Disclosure Statement Hearing, the “Combined Hearing”); and due notice of the Combined Hearing having been given to holders of Claims against and Interests in the Debtors and other parties in interest in compliance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware (the “Local Rules”), the Scheduling Order, and the Solicitation Procedures, as established by the affidavits of service, mailing, and/or publication filed with the Court, including (i) the Affidavit of Service of Eleni Manners regarding the Notice of Commencement of Cases Under Chapter 11 of the Bankruptcy Code and Summary of Joint Prepackaged Chapter 11 Plan and Notice of Hearing to Consider (A) Debtors’ Compliance with Disclosure Requirements and (B) Confirmation of Plan of Reorganization [Docket No. 57], (ii) the Affidavit of Alice Weber regarding Publication of Notice of Commencement of Cases Under Chapter 11 of the Bankruptcy Code and Notice of Hearing to Consider (A) Debtors’ Compliance with Disclosure Requirements and (B) Confirmation of Prepackaged Plan of Reorganization in The New York Times [Docket No. 205] (such affidavits, together, the “Notice Affidavits”), and such notice being sufficient under the circumstances and no further notice being required; and due notice of the Plan Supplement having been given to holders of Claims against and Interests in the Debtors and other parties in interest in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Solicitation Procedures, as established by the Affidavit of Service of Regina Amporfo regarding the Plan Supplement for Joint Prepackaged Chapter 11 Plan of Basic Energy Services, Inc. and its Affiliated Debtors [Docket No.225], and such filings and notices thereof being sufficient under the circumstances and no further notice being required; and based upon and after full consideration of the entire record of the Combined Hearing, including (I) the Disclosure Statement, the Prepackaged Plan (including the Plan Supplement), and the Sullivan Declaration, (II) the Declaration of Adam Keil in Support of Debtors’ Request for (A) Approval of Debtors’ Disclosure Statement, (B) Final Approval of Solicitation Procedures, and (C) Confirmation of First Amended Joint Prepackaged Plan of Basic Energy Services, Inc. and Its Affiliated Debtors Under Chapter 11 of the Bankruptcy Code (the “Keil Declaration”) [Docket No. 235]; and (III) the Declaration of Charles N. Braley in Support of (A) Approval of the Disclosure Statement Pursuant to Sections 1125 and 1126(b) of the Bankruptcy Code; (B) Approval of Prepetition Solicitation of Votes, Voting Procedures, and Forms of Ballots; and (C) Confirmation of the First Amended Joint Prepackaged Chapter 11 Plan of Basic Energy Services, Inc. and Its Affiliated Debtors Pursuant to Section 1129 of the Bankruptcy Code, dated December 7, 2016 (the “Braley Declaration”) [Docket No. 234]; and the Debtors, having no knowledge of any Cause of Action, or reason or basis for any Cause of Action, that may be asserted by any party against any of the Restructuring Support Parties in connection with the Debtors’ Chapter 11 Cases; and objections to the approval of the Disclosure Statement or confirmation of the Prepackaged Plan all being withdrawn or overruled by the Court; and the Court being familiar with the Disclosure Statement and the Prepackaged Plan and other relevant factors affecting the Debtors’ Chapter 11 Cases; and the Court being familiar with, and having taken judicial notice of, the entire record of the Debtors’ Chapter 11 Cases; and upon the arguments of counsel and the evidence proffered and adduced at the Combined Hearing; and the Court having found and determined that the Disclosure Statement should be approved and the Prepackaged Plan should be confirmed as reflected by the Court’s rulings made herein and at the Combined Hearing; and

after due deliberation and sufficient cause appearing therefor; the Court hereby FINDS, DETERMINES, AND CONCLUDES that:
FINDINGS OF FACT AND CONCLUSIONS OF LAW

A.Findings and Conclusions. The findings and conclusions set forth herein and in the record of the Combined Hearing constitute the Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.
B.    Jurisdiction, Venue, Core Proceeding (28 U.S.C. §§ 157(b)(2), 1334(a)). The Court has jurisdiction over the Debtors’ Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334, and the Amended Standing Order of Reference from the United States District Court for the District of Delaware dated February 29, 2012. Approval of the Disclosure Statement and confirmation of the Prepackaged Plan are core proceedings pursuant to 28 U.S.C. § 157(b) and this Court has jurisdiction to enter a final order with respect thereto. The Debtors are eligible debtors under section 109 of the Bankruptcy Code. Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409. The Debtors are proper plan proponents under section 1121(a) of the Bankruptcy Code.
C.    Chapter 11 Petitions. On October 24, 2016 (the “Petition Date”), each Debtor commenced with this Court a voluntary case under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”). The Debtors are authorized to continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the

Bankruptcy Code. No trustee or examiner has been appointed pursuant to section 1104 of the Bankruptcy Code. No statutory committee of unsecured creditors has been appointed pursuant to section 1102 of the Bankruptcy Code. Further, in accordance with an order of this Court, the Debtors’ cases are being jointly administered pursuant to Bankruptcy Rule 1015(b).
D.    Judicial Notice. The Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Court, including all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered, or adduced at the hearings held before the Court during the pendency of the Chapter 11 Cases.
E.    Burden of Proof. Each of the Debtors has met the burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence.
F.    Adequacy of Disclosure Statement. The Disclosure Statement (a) contains sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable non-bankruptcy law, including the Securities Act of 1933, as amended (the “Securities Act”), (b) contains “adequate information” (as such term is defined in section 1125(a)(1) and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Prepackaged Plan, and the transactions set forth therein, and (c) is approved in all respects.
G.    Voting. As evidenced by the Sullivan Declaration, votes to accept or reject the Prepackaged Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and applicable non-bankruptcy law.
H.    Solicitation. Prior to the Petition Date, the Prepackaged Plan, the Disclosure Statement, and the Ballots, and, subsequent to the Petition Date, notice of the

Combined Hearing, were transmitted and served in compliance with the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, the Local Rules, and the Scheduling Order. The forms of the Ballots adequately addressed the particular needs of these Chapter 11 Cases and were appropriate for holders of Claims and Interests in Class 4 (Term Loan Claims) and Class 5 (Unsecured Notes Claims) – the Classes of Claims and Interests entitled under the Prepackaged Plan to vote to accept or reject the Prepackaged Plan. The continued postpetition solicitation of such voting classes was proper and in compliance with section 1125(g) of the Bankruptcy Code. The period during which the Debtors solicited acceptances to the Prepackaged Plan was a reasonable period of time for holders to make an informed decision to accept or reject the Prepackaged Plan. The Debtors were not required to solicit votes from the holders of Claims or Interests in Class 1 (Priority Non-Tax Claims), Class 2 (Other Secured Claims), Class 3 (ABL Facility Claims), Class 6 (General Unsecured Claims), Class 7 (Intercompany Claims), and Class 10 (Intercompany Interests) as each such class is Unimpaired under the Prepackaged Plan. The Debtors also were not required to solicit votes from the holders of Claims in Class 8 (Subordinated Claims) and Class 9 (Existing Equity Interests), as such Classes are deemed to reject the Prepackaged Plan. As described in and as evidenced by the Sullivan Declaration, and the Notice Affidavits, the transmittal and service of the Prepackaged Plan, the Disclosure Statement, the Ballots, and the notice of the Combined Hearing, and the publication of such notice of the Combined Hearing (all of the foregoing, the “Solicitation”) was timely, adequate, and sufficient under the circumstances. The Solicitation of votes on the Prepackaged Plan complied with the Solicitation Procedures, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, was conducted in good faith, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any other applicable rules, laws, and regulations. The Released Parties are entitled to the protection of section 1125(e) of the Bankruptcy Code.
I.    Rights Offering. The Rights Offering was conducted in accordance with the Rights Offering Procedures.
J.    Notice. As is evidenced by the Sullivan Declaration, and the Notice Affidavits, the transmittal and service of the Prepackaged Plan, the Disclosure Statement, and the Ballots were adequate and sufficient under the circumstances, and all parties required to be given notice of the Combined Hearing (including the deadline for filing and serving objections to confirmation of the Prepackaged Plan) have been given due, proper, timely, and adequate notice in accordance with the Scheduling Order and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and applicable non-bankruptcy law and such parties have had an opportunity to appear and be heard with respect thereto. No other or further notice is required.
K.    Plan Supplement. On November 22, 2016 and December 7, 2016, the Debtors filed the Plan Supplement and additional supplement thereto, respectively, containing the following documents: (i) the Amended and Restated ABL Credit Agreement (exclusive of all ancillary documents), (ii) the Amended and Restated Term Loan Agreement (exclusive of all ancillary documents), (iii) the New Intercreditor Agreement, (iv) the Amended Certificate of Incorporation of Reorganized Basic Parent, (v) the Amended By-Laws of Reorganized Basic Parent, (vi) the Warrant Agreement, (vii) the Registration Rights Agreement, (viii) the New Convertible Notes Indenture, (ix) the slate of directors to be appointed to the New Board to the extent such information is available, (x) the Management Incentive Plan, (xi) the New Common

Shares Allocation Schedule, (xii) the Schedule of Retained Causes of Action, and (xiii) the Schedule of Rejected Contracts.
L.    Modifications of the Prepackaged Plan. On December 7, 2016, the Debtors filed the Amended Joint Prepackaged Chapter 11 Plan of Basic Energy Services, Inc. [Docket No. 231]. Modifications made to the Prepackaged Plan since the Solicitation (i) complied in all respects with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and (ii) do not require re-solicitation of votes with respect to the Prepackaged Plan. Adequate and sufficient notice of such modifications has been given, no further notice is or shall be required, and such modifications are approved in full. The votes cast to accept the Prepackaged Plan are deemed to have been cast with respect to the Prepackaged Plan as so modified.
Compliance with the Requirements of Section 1129 of the Bankruptcy Code
M.    Prepackaged Plan Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(1)). The Prepackaged Plan complies with the applicable provisions of the Bankruptcy Code and, as required by Bankruptcy Rule 3016, the Prepackaged Plan is dated and identifies the Debtors as proponents, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.
(a)    Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)). In addition to Administrative Expense Claims, Fee Claims, and Priority Tax Claims, which need not be classified, Articles III and IV of the Prepackaged Plan classify ten (10) Classes of Claims against and Interests in the Debtors. The Claims and Interests placed in each Class are substantially similar to other Claims and Interests, as the case may be, in each such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Prepackaged Plan, and such Classes do not unfairly discriminate between holders of Claims and Interests. The Prepackaged Plan therefore satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.
(b)    Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2)). Articles III and IV of the Prepackaged Plan specify that Class 1 (Priority Non-Tax Claims), Class 2 (Other Secured Claims), Class 3 (ABL Facility Claims), Class 6 (General Unsecured Claims), Class 7 (Intercompany Claims), and Class 10 (Intercompany Interests) are unimpaired under the Prepackaged Plan within the meaning of section 1124 of the Bankruptcy Code, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.
(c)    Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). Articles III and IV of the Prepackaged Plan designate Class 4 (Term Loan Claims), Class 5 (Unsecured Notes Claims), Class 8 (Subordinated Claims), and Class 9 (Existing Equity Interests) as impaired within the meaning of section 1124 of the Bankruptcy Code and specify the treatment of the Claims and Interests in those Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.
(d)    No Discrimination (11 U.S.C. § 1123(a)(4)). The Prepackaged Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.
(e)    Implementation of the Prepackaged Plan (11 U.S.C. § 1123(a)(5)). The Prepackaged Plan and the various documents and agreements set forth in the Plan Supplement provide adequate and proper means for the implementation of the Prepackaged Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code, including, without limitation, (i) the continued corporate existence of the Reorganized Debtors, (ii) all corporate action as set forth more fully in Section 5.1(b) of the Prepackaged Plan, (iii) funding of the Prepackaged Plan, (iv) the cancellation of certain securities and agreements, (v) the cancellation of certain existing security interests, (vi) the composition of the board of directors and list of officers of each Reorganized Debtor, (vii) the adoption of the Management Incentive Plan, (viii) the authorization, issuance, and delivery of the New Common Shares, (ix) the entry into the Amended and Restated Term Loan Agreement, (x) the entry into the Amended and Restated ABL Credit Agreement; (xi) the entry into the New Intercreditor Agreement, (xii) the Rights Offering, (xiii) the entry into the Registration Rights Agreement; (xiv) the entry into the Warrant Agreement, (xv) the entry into the New Convertible Notes Indenture; (xvi) the continuation of all Intercompany Interests held by Basic or a direct or indirect subsidiary of Basic, and (xvii) the taking of all necessary or appropriate actions by the Debtors or Reorganized Debtors, as applicable, to effectuate the Restructuring Transactions under and in connection with the Prepackaged Plan.
(f)    Non-Voting Equity Securities / Allocation of Voting Power (11 U.S.C. § 1123(a)(6)). The Amended Certificates of Incorporation prohibit the issuance of non-voting equity securities, thereby satisfying section 1123(a)(6) of the Bankruptcy Code. The issuance of the New Common Shares complies with section 1123(a)(6) of the Bankruptcy Code. On the Effective Date, the boards of directors of each Reorganized Debtor shall be deemed to have adopted the Amended By-Laws applicable to such Reorganized Debtor.
(g)    Designation of Directors and Officers (11 U.S.C. § 1123(a)(7)). The Plan Supplement and Section 5.5 of the Prepackaged Plan contain provisions with respect to the manner of selection of directors and officers of the Reorganized Debtors that are consistent with the interests of creditors, equity security holders, and public policy, thereby satisfying section

1123(a)(7) of the Bankruptcy Code. The Debtors have identified the directors and officers of each Reorganized Debtor in the Plan Supplement to the extent such information is available [Docket No. 194].
(h)    Impairment/Unimpairment of Classes of Claims and Interests (11 U.S.C. § 1123(b)(1)). Pursuant to Articles III and IV of the Prepackaged Plan, as set forth in section 1123(b)(1) of the Bankruptcy Code, (a) Class 1 (Priority Non-Tax Claims), Class 2 (Other Secured Claims), Class 3 (ABL Facility Claims), Class 6 (General Unsecured Claims), Class 7 (Intercompany Claims), and Class 10 (Intercompany Interest) are unimpaired and (b) Class 4 (Term Loan Claims), Class 5 (Unsecured Notes Claims), Class 8 (Subordinated Claims), and Class 9 (Existing Equity Interests) are impaired.
(i)    Assumption and Rejection (11 U.S.C. § 1123(b)(2)). Article VIII of the Prepackaged Plan addresses the assumption and rejection of executory contracts and unexpired leases, and meets the requirements of section 365(b) of the Bankruptcy Code. In accordance with Section 8.2 of the Prepackaged Plan, the Debtors have filed and served, as set forth in the Affidavit of Eleni Manners [Docket No. 202], the Notice of Cure Amounts with Respect to Executory Contracts and Unexpired Leases to be Assumed by the Debtors Pursuant to the Prepackaged Plan [Docket No. 183] on parties to executory contracts and unexpired leases to be assumed reflecting the Debtors’ intention to assume the contract or lease in connection with the Prepackaged Plan and setting forth the proposed Cure Amount (if any). If a counterparty to any executory contract or unexpired lease that the Debtors or Reorganized Debtors, as applicable, intend to assume has not received such a notice, the Cure Amount for such executory contract or unexpired lease shall be Zero Dollars ($0). There have been no objections to the Debtors’

assumption of executory contracts and unexpired leases pursuant to Article VIII of the Prepackaged Plan.
(j)    Retention of Causes of Action and Reservation of Rights (11 U.S.C. § 1123(b)(3)). Except as otherwise provided in the Prepackaged Plan, including Sections 10.5, 10.6, 10.7, 10.8, and 10.9 of the Prepackaged Plan, pursuant to section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle or compromise (or decline to do any of the foregoing) all claims, rights, causes of action, suits and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their estates may hold against any Person without the approval of the Court, including, without limitation, (i) any and all Claims against any Person, to the extent such Person asserts a crossclaim, counterclaim, and/or Claim for setoff which seeks affirmative relief against the Debtors, the Reorganized Debtors, their officers, directors or representatives; and (ii) the turnover of any property of the Debtors’ estates; provided, however, that the Reorganized Debtors shall not retain any Claims or Causes of Action against the Released Parties (other than Claims or Causes of Action arising out of or relating to any act or omission of a Released Party that is a criminal act or constitutes intentional fraud, gross negligence, or willful misconduct, which Claims or Causes of Action are hereby preserved). The Reorganized Debtors or their successor(s) may pursue such retained claims, rights, or causes of action, suits or proceedings, as appropriate, in accordance with the best interests of the Reorganized Debtors or their successor(s) that hold such rights. The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action, rights of setoff or recoupment, and other legal or equitable defenses as fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ legal and equitable rights in respect of any Unimpaired Claim may (except as otherwise provided in the Prepackaged Plan) be asserted after the date of confirmation of the Prepackaged Plan (the “Confirmation Date”) and after the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.
(k)    Unaffected Rights of Holders of Classes of Claims (11 U.S.C. § 1123(b)(5)). The Prepackaged Plan leaves unaffected the rights of holders of Claims and Interests in Class 1 (Priority Non-Tax Claims), Class 2 (Other Secured Claims), Class 3 (ABL Facility Claims), Class 6 (General Unsecured Claims), Class 7 (Intercompany Claims), and Class 10 (Intercompany Interests). Thus, the Prepackaged Plan complies with section 1123(b)(5) of the Bankruptcy Code.
(l)    Additional Plan Provisions (11 U.S.C. § 1123(b)(6)). The provisions of the Prepackaged Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code.
(m)    Cure of Defaults (11 U.S.C. § 1123(d)). Section 8.2 of the Prepackaged Plan provides for the satisfaction of default claims associated with each executory contract and unexpired lease to be assumed pursuant to the Prepackaged Plan in accordance with section 365(b)(1) of the Bankruptcy Code. All cure amounts will be determined in accordance with the underlying agreements and applicable non-bankruptcy law. Thus, the Prepackaged Plan complies with section 1123(d) of the Bankruptcy Code.
N.    The Debtors’ Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(2)). The Debtors have complied with the applicable provisions of the Bankruptcy Code. Specifically:
(a)    Each of the Debtors is an eligible debtor under section 109 of the Bankruptcy Code; and

(b)    The Debtors have complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court, and in transmitting the Prepackaged Plan, the Plan Supplement, the Disclosure Statement, the Ballots, and related documents and notices and in soliciting and tabulating the votes on the Prepackaged Plan, the Debtors have complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126(b), the Bankruptcy Rules, the Local Rules, applicable non-bankruptcy law, the Scheduling Order, and all other applicable law.
O.    Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). The Debtors have proposed the Prepackaged Plan (and all documents necessary to effectuate the Prepackaged Plan) in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. The Debtors’ good faith is evident from the facts and record of these Chapter 11 Cases, the Disclosure Statement, and the record of the Combined Hearing, and other proceedings held in these Chapter 11 Cases. The Prepackaged Plan was proposed with the legitimate and honest purpose of maximizing the value of the Debtors’ estates and to effectuate a successful reorganization of the Debtors. The Prepackaged Plan (including all documents necessary to effectuate the Prepackaged Plan) was negotiated at arm’s length among representatives of the Debtors, the Restructuring Support Parties, and their respective professionals. Each of the Restructuring Support Parties supports confirmation of the Prepackaged Plan. Further, the Prepackaged Plan’s classification, indemnification, exculpation, release, and injunction provisions have been negotiated in good faith and at arm’s length, are consistent with sections 105, 1122, 1123(b)(3)(A), 1123(b)(6), 1129, and 1142 of the Bankruptcy Code, and are each necessary for the Debtors’ successful reorganization.

P.    Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)).
(a)    Any payment made or to be made by the Debtors for services or for costs and expenses of the Debtors’ professionals in connection with their Chapter 11 Cases, or in connection with the Prepackaged Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.
(b)    As set forth in the Restructuring Support Agreement and/or the DIP Order, as part of the negotiated terms on which the Debtors and the Restructuring Support Parties agreed to proceed with the consensual, prepackaged restructuring reflected in the Prepackaged Plan, the Debtors have agreed to pay all the reasonable and documented fees and expenses of (i) Davis Polk & Wardwell LLP, as counsel to the Term Loan Lenders and certain of the DIP Facility Lenders, (ii) PJT Partners LP, as financial advisers to the Term Loan Lenders and certain of the DIP Facility Lenders, (iii) Potter Anderson & Corroon LLP, as local counsel to the Term Loan Lenders and certain of the DIP Facility Lenders, (iv) Fried, Frank, Harris, Shriver & Jacobson LLP and Blank Rome LLP, as counsel to the Ad Hoc Group and certain of the DIP Facility Lenders, (v) GLC Advisors & Co., LLC, as financial advisers to the Ad Hoc Group, and (vi) Vinson & Elkins LLP and Morris, Nichols, Arsht & Tunnel LLP, as counsel to the ABL Facility Agent.
Q.    Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)). The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code. The identity and affiliations of the persons proposed to serve as the initial directors and officers of the Reorganized Debtors upon the Effective Date of the Prepackaged Plan have been fully disclosed to the extent such information is available, and the appointment to, or continuance in, such offices of such persons is consistent with the interests of holders of Claims against and Interests in the Debtors and with public policy. Each such member will serve in accordance with the terms and subject to the conditions of the Amended Certificate of Incorporation, Amended By-Laws, and other relevant organizational documents, each as applicable. The directors and officers of the Reorganized Debtors shall be selected according the procedures set forth in the Prepackaged Plan.
R.    No Rate Changes (11 U.S.C. § 1129(a)(6)). The Prepackaged Plan does not provide for rate changes by any of the Reorganized Debtors. Thus, section 1129(a)(6) of the Bankruptcy Code is not applicable in these Chapter 11 Cases.
S.    Best Interest of Creditors (11 U.S.C. § 1129(a)(7)). The Prepackaged Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis provided in the Disclosure Statement and other evidence proffered or adduced at the Confirmation Hearing (i) are persuasive and credible, (ii) have not been controverted by other evidence, and (iii) establish that each holder of an impaired Claim or Interest either has accepted the Prepackaged Plan or will receive or retain under the Prepackaged Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.
T.    Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)). Class 1 (Priority Non-Tax Claims), Class 2 (Other Secured Claims), Class 3 (ABL Facility Claims), Class 6 (General Unsecured Claims), Class 7 (Intercompany Claims), and Class 10 (Intercompany Interests) are Classes of Unimpaired Claims or Interests that are conclusively presumed to have accepted the Prepackaged Plan in accordance with section 1126(f) of the Bankruptcy Code. Class 8 (Subordinated Claims) and Class 9 (Existing Equity Interests) are Classes of Impaired

Claims or Interests that are conclusively presumed to have rejected the Prepackaged Plan in accordance with section 1126(g) of the Bankruptcy Code. Class 4 (Term Loan Claims) and Class 5 (Unsecured Notes Claims) have voted to accept the Prepackaged Plan in accordance with sections 1126(b) and (c) of the Bankruptcy Code, without regard to the votes of insiders of the Debtors.
U.    Treatment of Administrative Expense Claims, Priority Tax Claims, and Priority Non-Tax Claims (11 U.S.C. § 1129(a)(9)). The treatment of Allowed Administrative Expense Claims and Fee Claims pursuant to Sections 2.1 and 2.2, respectively, of the Prepackaged Plan satisfies the requirements of section 1129(a)(9)(A) of the Bankruptcy Code. The treatment of Priority Non-Tax Claims pursuant to Sections 4.1 of the Prepackaged Plan satisfies the requirements of section 1129(a)(9)(B) of the Bankruptcy Code. The treatment of Priority Tax Claims pursuant to Section 2.5 of the Prepackaged Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code. Pursuant to the Prepackaged Plan, no holder of an Administrative Expense Clam is required to file a proof of claim or request for payment of administrative expenses under section 503(b) of the Bankruptcy Code. On and after the Effective Date, all Administrative Expense Claims, Fee Claims, Priority Tax Claims, and Priority Non-Tax Claims shall be paid in the ordinary course of business of the Reorganized Debtors, subject to parties’ ability to dispute such Claims in accordance with Article VII of the Prepackaged Plan and applicable non-bankruptcy law.
V.    Acceptance by Impaired Class (11 U.S.C. § 1129(a)(10)). Class 4 (Term Loan Claims) and Class 5 (Unsecured Notes Claims) have voted to accept the Prepackaged Plan by the requisite majorities, determined without including any acceptance of the Prepackaged

Plan by any insider, thereby satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.
W.    Feasibility (11 U.S.C. § 1129(a)(11)). The information in the Disclosure Statement, the Braley Declaration, the Keil Declaration, and the evidence proffered or adduced at the Confirmation Hearing (i) are persuasive and credible, (ii) have not been controverted by other evidence, and (iii) establish that the Prepackaged Plan is feasible and that there is a reasonable prospect of the Reorganized Debtors being able to meet their financial obligations under the Prepackaged Plan and their business in the ordinary course and that confirmation of the Prepackaged Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors, thereby satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.
X.    Payment of Fees (11 U.S.C. § 1129(a)(12)). All fees currently payable under 28 U.S.C. § 1930, as determined by the Bankruptcy Code, have been or will be paid on or before the Effective Date pursuant to Section 2.1 of the Prepackaged Plan, thereby satisfying the requirements of section 1129(a)(12) of the Bankruptcy Code.
Y.    Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)). Section 8.5 of the Prepackaged Plan provides that all employment and severance policies, and all compensation and benefits plans, policies, and programs of the Debtors applicable to their respective employees, retirees, and nonemployee directors, including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, and life and accidental death and dismemberment insurance plans, are deemed to be, and shall be treated as, executory contracts under the Prepackaged Plan and, on the Effective Date, will be assumed pursuant to sections 365 and 1123(b) of the Bankruptcy Code. The Prepackaged Plan therefore satisfies Section 1129(a)(13) of the Bankruptcy Code.
Z.    No Domestic Support Obligations (11 U.S.C. § 1129(a)(14)). The Debtors are not required by a judicial or administrative order, or by statute, to pay a domestic support obligation. Accordingly, section 1129(a)(14) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.
AA.    Debtors Are Not Individuals (11 U.S.C. § 1129(a)(15)). The Debtors are not individuals, and accordingly, section 1129(a)(15) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.
BB.    No Applicable Non-Bankruptcy Law Regarding Transfers (11 U.S.C. § 1129(a)(16)). The Debtors are each a moneyed, business, or commercial corporation, and accordingly, section 1129(a)(16) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.
CC.    No Unfair Discrimination; Fair and Equitable (11 U.S.C. § 1129(b)). Class 8 (Subordinated Claims) and Class 9 (Existing Equity Interests) are deemed to have rejected the Prepackaged Plan. Based upon the evidence proffered, adduced, and presented by the Debtors at the Confirmation Hearing, the Prepackaged Plan does not discriminate unfairly with respect to and is fair and equitable with respect to the aforementioned Classes, as required by sections 1129(b)(1) and (b)(2) of the Bankruptcy Code, because no holder of any interest that is junior to each such Class will receive or retain any property under the Prepackaged Plan on account of such junior interest, and no holder of a Claim or Interest in a Class senior to such Classes is receiving more than 100% recovery on account of its Claim or Interest. Thus, the

Prepackaged Plan may be confirmed notwithstanding the deemed rejection of the Prepackaged Plan by these Classes.
DD.    Only One Plan (11 U.S.C. § 1129(c)). The Prepackaged Plan is the only plan filed in each of these Chapter 11 Cases, and accordingly, section 1129(c) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.
EE.    Principal Purpose of the Prepackaged Plan (11 U.S.C. § 1129(d)). The principal purpose of the Prepackaged Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act, and no governmental entity has objected to the confirmation of the Prepackaged Plan on any such grounds. The Prepackaged Plan, therefore, satisfies the requirements of section 1129(d) of the Bankruptcy Code.
FF.    Good Faith Solicitation (11 U.S.C. § 1125(e)). Based on the record before the Court in these Chapter 11 Cases, including evidence presented at the Combined Hearing, the Released Parties (i) have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with all their respective activities relating to the solicitation of acceptances to the Prepackaged Plan and their participation in the activities described in section 1125 of the Bankruptcy Code and (ii) shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Prepackaged Plan, and therefore are not, and on account of such offer, issuance, and solicitation will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Prepackaged Plan or the offer and issuance of the securities under the Prepackaged Plan, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and, to the extent such parties are listed therein as Exculpated Parties, the exculpation provisions set forth in Section 10.8 of the Prepackaged Plan.
GG.    Satisfaction of Confirmation Requirements. Based upon the foregoing, the Prepackaged Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.
HH.    Implementation. The Plan Documents and all other relevant and necessary documents have been negotiated in good faith and at arm’s length and shall, upon completion of documentation and execution, be valid, binding, and enforceable agreements that are not in conflict with any federal or state law.
II.    Injunction, Releases, and Exculpation. The Court has jurisdiction under 28 U.S.C. §§ 1334(b) and 1334 (b) to approve the injunctions, releases, and exculpation set forth in Sections 10.5, 10.6, 10.7, 10.8, and 10.9 of the Prepackaged Plan. Section 105(a) of the Bankruptcy Code permits issuance of the injunction and approval of the releases set forth in Sections 10.6 and 10.7 of the Prepackaged Plan, respectively, if, as has been established here, based upon the record in the Chapter 11 Cases and the evidence presented at the Combined Hearing, such provisions (i) were integral to the agreement among the various parties in interest, as reflected in the Restructuring Support Agreement, and are essential to the formulation and implementation of the Prepackaged Plan, as provided in section 1123 of the Bankruptcy Code, (ii) confer substantial benefits on the Debtors’ estates, (iii) are fair, equitable, and reasonable, and (iv) are in the best interests of the Debtors, their estates, and parties in interest. The release contained in Section 10.7(b) of the Prepackaged Plan was disclosed and explained on the Ballots, in the Disclosure Statement, and in the Prepackaged Plan. The release provisions contained in

Section 10.7(b) of the Prepackaged Plan are consensual because the releases therein are provided only by (i) holders of Claims that are Unimpaired, where the applicable Claims or Interests have been paid fully or otherwise satisfied in accordance with the Prepackaged Plan, and (ii) holders of Impaired Claims and Interests entitled to vote on the Prepackaged Plan (a) who vote to accept the Prepackaged Plan, (b) who do not vote to accept or reject the Prepackaged Plan, and (c) who vote to reject the Prepackaged Plan and do not check the opt-out box. See In re Indianapolis Downs, LLC, 486 B.R. 286, 303 (Bankr. D. Del. 2013). Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), the injunctions, releases, and exculpation set forth in the Prepackaged Plan and implemented by this Order are fair, equitable, reasonable, and in the best interests of the Debtors and the Reorganized Debtors and their estates, creditors, and equity holders. The releases of non-Debtors under the Prepackaged Plan are fair to holders of Claims and are necessary to the proposed reorganization, thereby satisfying the applicable standards contained in In re Indianapolis Downs, 486 B.R. at 303 and are otherwise appropriate under In re W.R. Grace & Co., 475 B.R. 34, 107 (D. Del. 2012). Such releases are given in exchange for and are supported by fair, sufficient, and adequate consideration provided by each and all of the parties providing such releases. The record of the Confirmation Hearing and these chapter 11 cases is sufficient to support the injunctions, releases, and exculpation provided for in Sections 10.5, 10.6, 10.7, 10.8, and 10.9 of the Prepackaged Plan. Accordingly, based upon the record of these Chapter 11 Cases, the representations of the parties, and/or the evidence proffered, adduced, and/or presented at the Confirmation Hearing, this Court finds that the injunction, releases, and exculpation set forth in Article X of the Prepackaged Plan are consistent with the Bankruptcy Code and applicable law. The failure to implement the injunctions, releases, and exculpation would seriously impair the Debtors’ ability to confirm the Prepackaged Plan.

JJ.    Good Faith. The Debtors and the Released Parties will be acting in good faith if they proceed to (i) consummate the Prepackaged Plan and the agreements, settlements, transactions, and transfers set forth therein and (ii) take the actions authorized and directed by this Order.
KK.    2019 and 2022 Notes Indenture Trustee, ABL Facility Agent, Term Loan Agent, and the DIP Facility Agent. Based upon a review of the record, the 2019 Notes Indenture Trustee, the 2022 Notes Indenture Trustee, the ABL Facility Agent, the Term Loan Agent, and the DIP Facility Agent, each, diligently and in good faith, discharged its duties and obligations pursuant to the 2019 Notes Indenture, the 2022 Notes Indenture, the Term Loan Agreement, the ABL Credit Agreement, and the DIP Facility Loan Agreement, as applicable, and otherwise conducted itself with respect to all matters in any way relating to the 2019 Notes Indenture, the 2022 Notes Indenture, the Term Loan Agreement, the ABL Credit Agreement, and the DIP Facility Loan Agreement, as applicable, with the same degree of care and skill that a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Accordingly, the 2019 Notes Indenture Trustee, the 2022 Notes Indenture Trustee, the ABL Facility Agent, the Term Loan Agent, and the DIP Facility Agent each has discharged its duties fully in accordance with the 2019 Notes Indenture, the 2022 Notes Indenture, the Term Loan Agreement, the ABL Credit Agreement, and the DIP Facility Loan Agreement, as applicable.
LL.    Valuation. Notwithstanding the distributions contemplated under the Prepackaged Plan to Class 9 (Existing Equity Interests), pursuant to the valuation analysis set forth in the Disclosure Statement, the enterprise value of the Debtors is insufficient to support a distribution to holders of Existing Equity Interests under absolute priority principles.

MM.    Retention of Jurisdiction. The Court may properly, and upon the Effective Date shall, retain concurrent, but not exclusive, jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases, including the matters set forth in Article XI of the Prepackaged Plan and section 1142 of the Bankruptcy Code.
ORDER
ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:
1.Findings of Fact and Conclusions of Law. The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014. To the extent that any finding of fact shall be determined to be a conclusion of law, it shall be deemed so, and vice versa.
2.Notice of the Combined Hearing. Notice of the Combined Hearing complied with the terms of the Scheduling Order, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, and was in compliance with the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules.
3.Solicitation. The solicitation of votes on the Prepackaged Plan complied with the Solicitation Procedures, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, and was in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and applicable non-bankruptcy law.
4.Ballots. The forms of Ballots annexed to the Sullivan Declaration are in compliance with Bankruptcy Rule 3018(c), conform to Official Form Number 14, and are approved in all respects.

5.Plan Modifications. On December 7, 2016, the Debtors filed the First Amended Joint Prepackaged Chapter 11 Plan of Basic Energy Services, Inc. and Its Affiliated Debtors [Docket No. 231]. Modifications made to the Prepackaged Plan following the solicitation of votes thereon satisfy the requirements of section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019.
6.Disclosure Statement. The Disclosure Statement (i) contains adequate information of a kind generally consistent with the disclosure requirements of applicable non-bankruptcy law, including the Securities Act, (ii) contains “adequate information” (as such term is defined in section 1125(a)(1) and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Prepackaged Plan, and the transactions contemplated therein, and (iii) is approved in all respects. To the extent that the Debtors’ solicitation of acceptances of the Prepackaged Plan is deemed to constitute an offer of new securities, the Debtors are exempt from the registration requirements of the Securities Act (and of any equivalent state securities or “blue sky” laws) with respect to such solicitation under section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. Section 4(a)(2) exempts from registration under the Securities Act all “transactions by an issuer not involving any public offering.” 15 U.S.C. § 77d(2). The Debtors have complied with the requirements of section 4(a)(2) of the Securities Act and Regulation D thereunder, as the prepetition solicitation of acceptances would constitute a private placement of securities. The solicitation to creditors was made only to those creditors who are “Accredited Investors” as defined in Regulation D under the Securities Act, as creditors were required to certify on their Ballots that they were accredited investors.
7.Confirmation of the Prepackaged Plan. The Prepackaged Plan and each of its provisions shall be, and hereby are, CONFIRMED under section 1129 of the Bankruptcy

Code. The documents contained in the Plan Supplement are authorized and approved. The terms of the Prepackaged Plan, including the Plan Supplement, are incorporated by reference into and are an integral part of this Order.
8.Objections. All objections, responses to, and statements and comments, if any, in opposition to, the Prepackaged Plan and/or the Disclosure Statement, respectively, other than those withdrawn with prejudice in their entirety prior to, or on the record at, the Combined Hearing, shall be, and hereby are, overruled in their entirety for the reasons stated on the record.
9.No Action. Pursuant to the appropriate provisions of the General Corporation Law of the State of Delaware, other applicable non-bankruptcy law, and section 1142(b) of the Bankruptcy Code, no action of the respective directors or stockholders of the Debtors shall be required to authorize the Debtors to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Prepackaged Plan and any contract, instrument, or other document to be executed, delivered, adopted, or amended in connection with the implementation of the Prepackaged Plan.
10.Binding Effect. On or after entry of this Order and subject to the occurrence of the Effective Date, the provisions of the Prepackaged Plan shall bind the Debtors, the Reorganized Debtors, all holders of Claims and Interests of the Debtors (irrespective of whether such Claims or Interests are impaired under the Prepackaged Plan or whether the holders of such Claims or Interests accepted or are deemed to have accepted the Prepackaged Plan), any and all non-Debtor parties to executory contracts and unexpired leases with any of the Debtors, any other party in interest in the Chapter 11 Cases, and the respective heirs, executors, administrators, successors, or assigns, if any, of any of the foregoing.

11.Free and Clear. Except as otherwise provided in the Prepackaged Plan, any Plan Document, or this Order, from and after the Effective Date, the Reorganized Debtors shall be vested with all property of the Estates, free and clear of all Claims, liens, encumbrances, charges, and other interests; provided, that the Liens and security interests securing the obligations arising under the Term Loan Agreement and the ABL Credit Agreement shall be unaffected by these Chapter 11 Cases, the Prepackaged Plan, or this Order and shall continue to secure the obligations arising under the Amended and Restated Term Loan Agreement and the Amended and Restated ABL Credit Agreement, as applicable, and are hereby reaffirmed. From and after the Effective Date, the Reorganized Debtors may operate each of their businesses and use, acquire, or dispose of assets free of any restrictions imposed by the Bankruptcy Code, the Court, and the U.S. Trustee (except for quarterly operating reports and fees associated therewith until the closing of applicable Chapter 11 Cases).
12.Implementation of the Prepackaged Plan. The Debtors and the Reorganized Debtors and the appropriate officers, representatives, and members of the boards of directors thereof shall be authorized to and may issue, execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements, including those contained in the Plan Supplement, and take such other actions as may be necessary to effectuate, implement, and further evidence the terms and conditions of the Prepackaged Plan, including the Restructuring Transactions, and all such other actions delineated in Article V of the Prepackaged Plan or otherwise contemplated by the Prepackaged Plan, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Prepackaged Plan.
13.Issuance of New Convertible Notes, New Common Shares, and Warrants and Entry Into Amended and Restated Term Loan Agreement, Amended and Restated ABL

Credit Agreement, and New Intercreditor Agreement. The Reorganized Debtors are authorized to issue the New Convertible Notes, the New Common Shares, and the Warrants, enter into the New Intercreditor Agreement, amend and restate the Term Loan Agreement in the form of the Amended and Restated Term Loan Agreement, amend and restate the ABL Credit Agreement in the form of the Amended and Restated ABL Credit Agreement. The New Convertible Notes, the New Common Shares, the Warrants, the Amended and Restated Term Loan Agreement, the Amended and Restated ABL Credit Agreement, and the New Intercreditor Agreement shall be, upon execution and delivery, legal, valid, and binding obligations of the Reorganized Debtors and enforceable against the Reorganized Debtors in accordance with their respective terms.
14.Debt Documents. The Debtors and Reorganized Debtors, as applicable, are authorized and empowered, without further approval of this Court or any other party, to take such actions and to perform such acts as may be necessary, desirable, or appropriate to (i) implement the issuance of the New Convertible Notes, and (ii) execute the Amended and Restated Term Loan Agreement and the Amended and Restated ABL Credit Agreement, in each case in accordance with the Prepackaged Plan and to execute and deliver all agreements, documents, instruments, indentures, and certificates relating thereto (the “Debt Documents”). The loans and other extensions of credit contemplated by the Amended and Restated Term Loan Agreement and the Amended and Restated ABL Credit Agreement and the granting and reaffirmation of Liens to secure such loans and other extensions of credit are approved and authorized in all respects. The Reorganized Debtors are authorized to enter into collateral documents to secure the Reorganized Debtors’ obligations under the Amended and Restated Term Loan Agreement and the Amended and Restated ABL Credit Agreement. As of the Effective Date, without any further action by the Court or the directors, officers, managers, members, or shareholders of the Reorganized Debtors, the Liens and security interests granted and reaffirmed pursuant to the Debt Documents will constitute legal, valid, and enforceable Liens and security interests in the collateral (as set forth in the Debt Documents and any other documents to be executed and delivered pursuant thereto) and such Liens and security interests will constitute legal, valid, and binding obligations of the Reorganized Debtors. The holders of Liens under the Debt Documents are authorized to file, with the appropriate authorities, financing statements and other documents (the “Debt Perfection Documents”) or take any other action in order to evidence, validate, and perfect such Liens or security interests. The agents under the New Intercreditor Agreement are authorized and empowered to execute, deliver, file or record such documents, instruments, releases, termination statement, or agreements and take such further action as may be necessary to effectuate and implement the Prepackaged Plan. The Debtors and the Reorganized Debtors are authorized to execute and deliver, under the Amended and Restated Term Loan Agreement and the Amended and Restated ABL Credit Agreement, any such agreements, financing statements, instruments, and other documents or obtain all governmental approvals and consents the agents under the Amended and Restated Term Loan Agreement and the Amended and Restated ABL Credit Agreement may reasonably request or that are required to reaffirm, establish, and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Prepackaged Plan and this Order, and are authorized to cooperate and make all other filings and recordings that otherwise would be reasonably necessary under applicable law to perfect and/or give notice of such Liens and security interests to third parties. Whether the Debt Perfection Documents are filed prior to, on, or after the Effective Date, (i) such Debt Perfection Documents will be valid, binding, enforceable, and in full force and effect as of the Effective Date, and (ii) the Liens and security interests granted and reaffirmed under or in connection with the Debt Documents will become or continue to be, as applicable, valid, binding, and enforceable obligations of the Reorganized Debtors. The granting of such Liens and security interests, the making of such loans and other extensions of credit, the payment of any fees contemplated thereunder, and the execution and consummation of the Debt Documents and the Debt Perfection Documents have been and are being undertaken in good faith, for legitimate business purposes, and for reasonably equivalent value (including, in the case of the Term Loan Lenders, the waiver of payment of any make-whole amount or applicable premium due under the terms of the Term Loan Agreement due to the filing of the Chapter 11 Cases), will be deemed not to constitute a preference, fraudulent conveyance, or fraudulent transfer, and will not otherwise be subject to avoidance, recharacterization, disallowance, reduction, subordination (whether equitable, contractual, except as provided in the New Intercreditor Agreement, or otherwise), counterclaims, recoupment, cross-claims, defenses, or any other challenges under or pursuant to the Bankruptcy Code or any other applicable domestic or foreign law or regulation by any Person or entity. All Liens, mortgages, and security interests (and the agreements, instruments, filings, and other documents evidencing or giving rise to such Liens, mortgages and security interests) securing the obligations arising under the Term Loan Agreement or the ABL Credit Agreement as of the Petition Date are unaltered by the Prepackaged Plan or this Order, and all such Liens, mortgages, and security interests are reaffirmed and shall remain perfected and continue to secure the obligations arising under the Amended and Restated Term Loan Agreement or the Amended and Restated ABL Credit Agreement, as applicable, to the same extent, in the same manner, and on the same terms as they were with respect to the Term Loan Agreement or ABL Credit

Agreement, as applicable, in each case without the need for any amendment or modification to any agreements, filings, or other documents evidencing or giving rise to such Lien, mortgages, and security interests. All fees and expenses required to be paid under the Amended and Restated ABL Credit Agreement and the Amended and Restated Term Loan Agreement, including all fees and expenses payable to the ABL Facility Agent, the ABL Facility Lenders, the Term Loan Agent, and the Term Loan Lenders, shall be paid by the Reorganized Debtors without further order of the Court.
15.Compliance with Section 1123(a)(6) of the Bankruptcy Code. The Amended Certificates of Incorporation, and the terms governing the issuance of the New Common Shares, comply in all respects with section 1123(a)(6) of the Bankruptcy Code, and are hereby approved. The adoption and filing of the Amended Certificates of Incorporation are hereby authorized, ratified, and approved. The Debtors have complied in all respects, to the extent necessary, with section 1123(a)(6) of the Bankruptcy Code.
16.Exemption from Securities Law. The issuance of and the distribution under the Prepackaged Plan of the New Convertible Notes, the Subscription Rights (including the New Convertible Notes issued pursuant to the exercise thereof in the Rights Offering), the New Common Shares issued to holders of Unsecured Notes Claims, the New Common Shares and Warrants issued to holders of Existing Equity Interests, and the issuance of New Common Shares upon the conversion of the New Convertible Notes, and upon exercise of the Warrants, each shall be exempt from registration under the Securities Act and any other applicable securities laws pursuant to section 1145 of the Bankruptcy Code. These securities may be resold without registration under the Securities Act or other federal securities laws pursuant to the exemption provided by section 4(a)(1) of the Securities Act, unless the holder is an “underwriter”

with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy Code. In addition, such section 1145 exempt securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states. The availability of the exemption under section 1145 of the Bankruptcy Code or any other applicable securities laws shall not be a condition to the occurrence of the Effective Date. The issuance of the New Convertible Notes to the Backstop Parties under the Backstop Agreement (including the New Convertible Notes comprising the Backstop Put Premium) is being made in reliance on the exemption from registration set forth in section 4(a)(2) of the Securities Act and Regulation D thereunder. Such securities will be considered “restricted securities” and may not be transferred except pursuant to an effective registration statement under, or an available exemption from the registration requirements of, the Securities Act, such as, under certain conditions, the resale provisions of Rule 144 of the Securities Act.
17.Authorization and Issuance of Plan Securities. The Debtors or Reorganized Debtors, as applicable, are authorized to issue all plan-related securities and documents, including, without limitation, the New Common Shares, the New Convertible Notes, the Warrants, and any options or entitlements to purchase such plan-related securities, without the need for any further corporate, partnership, or limited liability company action. The Board of Directors of Reorganized Basic Parent shall use its reasonable best efforts to have the New Common Shares listed on a nationally recognized exchange, as soon as practicable subject to meeting applicable listing requirements following the Effective Date.
18.Payment of DIP Facility Claims. In full and final satisfaction, settlement, release, and discharge of, and in exchange for, Allowed DIP Facility Claim (other than any DIP Facility Claims based on the Debtors’ contingent obligations under the DIP Facility Loan

Agreement for which no claim has been made), each such Allowed DIP Facility Claim shall be paid in full in Cash by the Debtors on the Effective Date in an amount equal to the Allowed amount of such DIP Facility Claim and all commitments under the DIP Facility Loan Agreement shall terminate. Upon the payment or satisfaction in full in Cash of the DIP Facility Claims (other than any DIP Facility Claims based on the Debtors’ contingent obligations under the DIP Facility Loan Agreement for which no claim has been made) in accordance with the terms of the Prepackaged Plan, on the Effective Date, all Liens granted to secure such obligations shall be terminated and shall be of no further force and effect. The Debtors’ contingent or unliquidated obligations under the DIP Facility Loan Agreement, to the extent not paid in full in Cash on the Effective Date or otherwise satisfied by the Debtors in a manner acceptable to the DIP Facility Agent, any affected lender under the DIP Facility Loan Agreement, or any other holder of a DIP Facility Claim, as applicable, shall survive the Effective Date, in accordance with the terms of the DIP Facility Loan Agreement, and shall not be released or discharged pursuant to the Prepackaged Plan or this Order, notwithstanding any provision hereof or thereof to the contrary.
19.Cancellation of Existing Securities and Agreements. Except for the purpose of evidencing a right to a distribution under the Prepackaged Plan and except as otherwise set forth in the Prepackaged Plan or in any Plan Document, on the Effective Date, all agreements, instruments, and other documents evidencing any Unsecured Notes Claims or Interests (other than certain Intercompany Interests that are not modified by the Prepackaged Plan) and any rights of any holder in respect thereof shall be deemed cancelled and of no force or effect. For the avoidance of doubt, the foregoing sentence shall not apply to the DIP Facility Loan Agreement, the ABL Credit Agreement, or the Term Loan Agreement. The holders of or parties to such cancelled instruments, Securities, and other documentation, will have no rights arising from or related to such instruments, Securities, or other documentation, or the cancellation thereof, except the rights provided for pursuant to the Prepackaged Plan. Notwithstanding such cancellation, each of the 2019 Notes Indenture and the 2022 Notes Indenture shall continue in effect to the extent necessary to allow:  (i) holders of Claims under such indentures to receive Plan Distributions; (ii) the Reorganized Debtors, the 2019 Notes Indenture Trustee, and the 2022 Notes Indenture Trustee to make distributions pursuant to the Prepackaged Plan on account of the 2019 Notes Claims and the 2022 Notes Claims, as applicable; and (iii) the 2019 Notes Indenture Trustee and the 2022 Notes Indenture Trustee to seek such reasonable compensation, fees, and expenses as (a) the 2019 Notes Indenture Trustee and the 2022 Notes Indenture Trustee are entitled under the applicable indentures, (b) the 2019 Notes Indenture Trustee or the 2022 Notes Indenture Trustee incurred in making distributions pursuant to the Prepackaged Plan, or (c) the 2019 Notes Indenture Trustee and the 2022 Notes Indenture Trustee may be entitled under the Prepackaged Plan. Except as provided pursuant to the Prepackaged Plan, both the 2019 Notes Indenture Trustee and the 2022 Notes Indenture Trustee, and their respective agents, successors, and assigns, shall be relieved of all of their obligations associated with the 2019 Notes Indenture and the 2022 Notes Indenture, respectively.
20.Subordination. Except as otherwise expressly provided in the Prepackaged Plan, any Plan Document, this Order, or a separate order of this Court, the classification and manner of satisfying all Claims and Interests under the Prepackaged Plan take into consideration all subordination rights, whether arising by contract or under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise. Except as otherwise expressly provided in the Prepackaged Plan or any Plan Document, all subordination rights that a holder of a Claim or Existing Equity Interest may have with respect to any distribution to be made under the Prepackaged Plan shall be discharged and terminated and all actions related to the enforcement of such subordination rights shall be enjoined permanently. Accordingly, except as otherwise expressly provided in the Prepackaged Plan, the distributions under the Prepackaged Plan to the holders of Allowed Claims and Interests will not be subject to payment of a beneficiary of such subordination rights, or to levy, garnishment, attachment, or other legal process by a beneficiary of such terminated subordination rights.
21.Compensation and Benefit Plans. The Debtors are hereby authorized to, and shall on the Effective Date, assume all employment and severance policies, and all compensation and benefits plans, policies, and programs of the Debtors applicable to their respective employees, retirees, and nonemployee directors, including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, and life and accidental death and dismemberment insurance plans.
22.Proofs of Claim. Holders of Claims need not file proofs of Claim with the Bankruptcy Court, and the Reorganized Debtors and holders of Claims shall determine, adjudicate, and resolve any disputes over the validity and amounts of such Claims in the ordinary course of business as if the Chapter 11 Cases had not been commenced, and the holders of Claims shall not be subject to any claims resolution process in Bankruptcy Court in connection with their Claims, and shall retain all their rights under applicable non-bankruptcy law to pursue their Claims against the Debtors or Reorganized Debtors in any forum with jurisdiction over the parties. Except for (i) proofs of Claim asserting damages arising out of the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to Section 8.3 of the Prepackaged Plan and (ii) proofs of Claim that have been otherwise objected to by the Debtors prior to the Effective Date, upon the Effective Date, such proofs of Claim, regardless of the time of filing, and including Claims filed after the Effective Date, shall be deemed withdrawn. To the extent not otherwise provided in the Prepackaged Plan, the deemed withdrawal of a proof of Claim is without prejudice to such claimant’s rights, under Section 7.1 of the Prepackaged Plan to assert such Claims in any forum as though the Debtors’ Chapter 11 Cases had not been commenced. From and after the Effective Date, the Reorganized Debtors may satisfy, dispute, settle, or otherwise compromise any Claim without approval of the Bankruptcy Court.
23.Insurance Policies. Notwithstanding anything to the contrary contained in this Order, the Prepackaged Plan, the Plan Supplement, the other Plan Documents, or any other document related to any of the foregoing or any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening or grants an injunction or release), upon the Effective Date: (a) all insurance policies and related agreements (including, without limitation, any agreements with third party claims administrators) (collectively, the “Insurance Policies”) issued or providing coverage to the Debtors or their affiliates shall be assumed by the Reorganized Debtors and the rights and obligations of the Debtors, the Reorganized Debtors, and all insurance carriers (and all third party claims administrators) (collectively, the “Insurance Carriers”) under the Insurance Policies shall not be affected by this Order, the Prepackaged Plan, the Plan Supplement, the other Plan Documents, or any other document related to any of the foregoing or any other order of the Bankruptcy Court; (b) the rights and obligations of the Reorganized Debtors and the Insurance Carriers shall be determined by the applicable Insurance Policies, including all terms, conditions, limitations, and exclusions thereof, which shall remain in full force and effect and be enforceable by and against the Reorganized Debtors and the Insurance Carriers after the Effective Date, and any applicable non-bankruptcy law, unless the insured and Insurance Carriers agree otherwise; and (c) the claims of the Insurance Carriers arising (whether before or after the Effective Date) under the Insurance Policies shall be paid in full (subject to rights and defenses of the Insurance Carriers and Reorganized Debtors thereunder) in the ordinary course of business by the Reorganized Debtors in accordance with the Insurance Policies. For the avoidance of doubt, the Insurance Carriers shall not be subject to any set Cure Amount or any bar date for Claims.
24.Ongoing Litigation and Administrative Proceeding. Notwithstanding anything to the contrary in this Order, the Prepackaged Plan, the Plan Supplement, the other Plan Documents, or any other document related to any of the foregoing, each litigation or administrative proceeding against the Debtors or Reorganized Debtors, pending or threatened, or that was or could have been commenced against the Debtors prior to the date of entry of this Order (including, without limitation, any Claim covered by Insurance Policies), shall survive these Chapter 11 Cases as if the Chapter 11 Cases had not been commenced and continue in the ordinary course in the forum where such proceeding has been or could have been brought had these Chapter 11 Cases not been commenced, and the Insurance Carriers may administer, handle, defend, settle, and/or pay such Claims and use and apply any or all of the collateral provided by or on behalf of the Debtors (or the Reorganized Debtors, as applicable) in the ordinary course of business subject to the terms of the Insurance Policies.
25.Reservation of Rights in Favor of Governmental Units.
(a)Nothing in the Prepackaged Plan, or this Order, discharges or releases the Debtors or any other entity from any debt, obligation, claim, liability, or cause of action of any Governmental Unit (as that term is defined in section 101(27) if the Bankruptcy Code) or impairs the ability of any Governmental Unit to pursue any debt, obligation, claim, liability, or cause of action against any Debtor, Reorganized Debtor, or non-Debtor. All claims, liabilities, or causes of action of, or to, any Governmental Unit are Unimpaired under the Prepackaged Plan and shall survive the Chapter 11 Cases as if the cases had not been commenced, and shall be adjudicated, paid, and/or determined in the manner and by the administrative or judicial tribunals in which such rights or claims would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced. Contracts, leases, covenants, operating rights agreements, or other interests or agreements with any Governmental Unit or involving (1) federal or state land or minerals or (2) lands or minerals held in trust for federally-recognized Indian tribes or held by such Indian landowners in fee with federal restriction on alienation shall be, subject to any applicable legal or equitable rights or defenses of the Debtors or Reorganized Debtors under applicable non-bankruptcy law, paid, treated, determined and administered in the ordinary course of business as if the Debtors’ Chapter 11 Cases were never filed. Without limiting the foregoing, for the avoidance of doubt: (1) Governmental Units shall not be required to file any claims in the Debtors’ Chapter 11 Cases; (2) nothing in the Prepackaged Plan or this Order shall affect or impair the ability of any Governmental Unit to make a demand on, be paid by, or otherwise pursue any sureties that are jointly and severally liable with the Debtors and/or the Reorganized Debtors for any debt owed to a Governmental Unit; (3) nothing in the Prepackaged Plan or this Order shall be interpreted to set cure amounts or to require any Governmental Unit to novate or otherwise consent to the transfer of any federal or state interests; (4) nothing in the Prepackaged Plan or this Order shall affect or impair the exercise of any Governmental Unit’s police and regulatory powers against the Debtors and/or the Reorganized Debtors; and (5) nothing in the Prepackaged Plan or this Order shall affect or impair any Governmental Unit’s rights to assert setoff and recoupment, including contingent or unliquidated rights, against the Debtors and/or the Reorganized Debtors, and such rights are expressly preserved.. For the avoidance of any doubt, Governmental Unit shall include applicable state taxing authorities. Nothing contained in the Prepackaged Plan or this Order shall be deemed to be a waiver or relinquishment of any rights, claims, Causes of Action, rights of setoff or recoupment, rights to appeal tax assessments, or other legal or equitable defenses that the Debtors have under non-Bankruptcy law in connection with any claim, liability, or cause of action of any Governmental Unit.
(b)For the avoidance of doubt, the claim of the Oklahoma Tax Commission, as evidenced by the Proof of Claim No. 8, shall be deemed an Allowed Priority Tax Claim under the Prepackaged Plan upon the resolution of, and in the amount to be determined at, the administrative proceeding styled IN THE MATTER OF THE INCOME TAX PROTEST OF BASIC ENERGY SERVICES, INC. AND SUBSIDIARIES – CASE NO. P-10-1485-K, including any subsequent appeal or review process available under law, or as otherwise may be agreed upon between the OTC and the Debtors or Reorganized Debtors.
26.Compromise of Controversies. In consideration for the distributions and other benefits, including releases, provided under the Prepackaged Plan, the provisions of the Prepackaged Plan constitute a good faith compromise and settlement of all Claims, Interests, and controversies resolved under the Prepackaged Plan, and the entry of this Order constitutes approval of such compromise and settlement under Bankruptcy Rule 9019, subject to section 10.11 of the Prepackaged Plan.
27.Conditions Precedent to Effective Date. The Prepackaged Plan shall not become effective unless and until the conditions set forth in Section 9.1 of the Prepackaged Plan have been satisfied or waived pursuant to Section 9.2 of the Prepackaged Plan.
28.Professional Compensation. All Professional Persons seeking awards by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 327, 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), 503(b)(5), or 1103 of the Bankruptcy Code shall (a) file, on or before the date that is forty five (45) days after the Effective Date, their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (b) be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court or authorized to be paid in accordance with the order(s) relating to or allowing any such Fee Claim.  On the Effective Date, the Debtors shall establish and fund the Fee Escrow Account.  The Debtors shall fund the Fee Escrow Account with Cash equal to the Professional Persons’ good faith estimates of the Fee Claims.  Funds held in the Fee Escrow Account shall not be considered property of the Debtors’ Estates or property of the Reorganized Debtors, but shall revert to the Reorganized Debtors only after all Fee Claims allowed by the Bankruptcy Court have been irrevocably paid in full.  The Fee Escrow Account shall be held in trust for Professional Persons retained by the Debtors and for no other parties until all Fee Claims Allowed by the Bankruptcy Court have been paid in full.  Fees owing to the applicable Professional Persons shall be paid in Cash to such Professional Persons from funds held in the Fee Escrow Account when such Claims are Allowed by an order of the Bankruptcy Court or authorized to be paid under the Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals; provided, however, that the Reorganized Debtors’ obligations with respect to Fee Claims shall not be limited by nor deemed limited to the balance of funds held in the Fee Escrow Account.  To the extent that funds held in the Fee Escrow Account are insufficient to satisfy the amount of accrued Fee Claims owing to the Professional Persons, such Professional Persons shall have an Allowed Administrative Expense Claim for any such deficiency, which shall be satisfied in accordance with Section 2.1 of the Plan.  No Liens, claims, or interests shall encumber the Fee Escrow Account in any way.
29.Objections to Final Fee Applications. All objections to any Final Fee Applications shall be served and filed (a) no later than twenty-one (21) days after the filing of the Final Fee Applications or (b) such later date as ordered by the Court upon a motion of the Reorganized Debtors.
30.Administrative Expenses. Administrative expenses incurred by the Debtors or the Reorganized Debtors after the Effective Date, including Fee Claims, shall not be subject to application and may be paid by the Debtors or the Reorganized Debtors, as the case may be, in the ordinary course of business and without further Court approval. Notwithstanding anything to the contrary in this Order or in the Prepackaged Plan, the U.S. Trustee shall have the right to object to Administrative Expense Claims.
31.Discharge. As of the Effective Date, the confirmation of the Prepackaged Plan shall (i) pursuant to Section 10.3 of the Prepackaged Plan and except as otherwise provided in the Prepackaged Plan, discharge and release all Claims against or Interests in the Debtors, where such Claim or Interest has been fully paid or otherwise satisfied in accordance with the Prepackaged Plan, of any nature whatsoever, known or unknown, including any interest accrued or expenses incurred thereon from and after the Petition Date, or against their estates or properties or interests in property, and except as provided otherwise in the Prepackaged Plan, all persons or entities shall be precluded from asserting against the Debtors or the Reorganized Debtors or their respective properties or interests in property, any other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date and (ii) pursuant to Section 5.3 of the Prepackaged Plan (and subject to the exception set forth therein), cancel all agreements, instruments, and other documents evidencing any Claim or Interest (other than (x) the DIP Facility Loan Agreement, the ABL Credit Agreement, and the Term Loan Agreement and (y) certain Intercompany Interests that are not modified by the Prepackaged Plan) and any rights of any holder in respect thereof, except for the purpose of evidencing a right to a distribution under the Prepackaged Plan and except as otherwise set forth in the Prepackaged Plan.
32.Releases by the Debtors. As of the Effective Date, except for the rights and remedies that remain in effect from and after the Effective Date to enforce the Prepackaged Plan and the Plan Documents, for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the service of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the Restructuring, and except as otherwise provided in the Prepackaged Plan, the Plan Documents, or in this Order, the Released Parties are deemed forever released and discharged by the Debtors, the Reorganized Debtors, and the Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives and any and all other entities that may purport to assert any Cause of Action derivatively, by or through the foregoing entities, from any and all claims, interests, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, losses, remedies, or liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtors, the Reorganized Debtors, or their Estates, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the

Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Prepackaged Plan, the business or contractual arrangements between any Debtor and any Released Party (including, without limitation, the ABL Credit Agreement, the Term Loan Agreement, the 2019 Notes Indenture, and the 2022 Notes Indenture), the Restructuring, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the Restructuring Transactions, the negotiation, formulation, or preparation of the Disclosure Statement, the Restructuring Support Agreement, and the Prepackaged Plan and related agreements, instruments, and other documents (including the Plan Documents), the solicitation of votes with respect to the Prepackaged Plan, the Backstop Agreement, or the Rights Offering, or any other act or omission, transaction, agreement, event, or other occurrence, other than Claims or Causes of Action arising out of or related to any act or omission of a Released Party that is a criminal act or constitutes intentional fraud.
33.Releases by Holders of Claims and Interests. As of the Effective Date, except for the rights and remedies that remain in effect from and after the Effective Date to enforce the Prepackaged Plan and the Plan Documents, for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the service of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the Restructuring, and except as otherwise provided in the Prepackaged Plan, the Plan Documents, or in this Order, the Released Parties are deemed forever released and discharged by the (i) the holders of all Claims and Interests who vote to accept the Prepackaged Plan, (ii) holders of Claims or Interests that are Unimpaired under the Prepackaged Plan, where the applicable Claims or Interests have been fully paid or otherwise satisfied in accordance with the

Prepackaged Plan, (iii) holders of Claims or Interests whose vote to accept or reject the Prepackaged Plan was solicited but who did not vote either to accept or to reject the Prepackaged Plan; (iv) holders of Claims or Interests who voted to reject the Prepackaged Plan but did not opt out of granting the releases set forth herein and the Prepackaged Plan; (v) the Term Loan Agent, (vi) the 2019 Notes Indenture Trustee, (vii) the 2022 Notes Indenture Trustee, (viii) the ABL Facility Agent; (ix) the DIP Facility Agent; (x) the Term Loan Lenders; and (xi) the ABL Facility Lenders from any and all claims, interests, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, losses, remedies, and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such holders or their affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Prepackaged Plan, the business or contractual arrangements between any Debtor and any Released Party, the Restructuring, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the Restructuring Transactions, the negotiation, formulation, or preparation of the Disclosure Statement, the Restructuring Support Agreement, the Prepackaged Plan and related agreements, instruments, and other documents (including the Plan Documents), the solicitation of votes with respect to the Prepackaged Plan, the Backstop Agreement, or the Rights Offering, or any other act or omission, other than Claims or Causes of Action arising out of or related to any act or omission of a Released Party that is a criminal act or constitutes intentional fraud, gross negligence, or willful misconduct.
34.Release and Exculpation Provisions. All release and exculpation provisions embodied in the Prepackaged Plan, including but not limited to those contained in Sections 10.7 and 10.8 of the Prepackaged Plan, are (i) integral parts of the Prepackaged Plan, (ii) fair, equitable, and reasonable, (iii) given for valuable consideration, and (iv) are in the best interest of the Debtors and all parties in interest, and such provisions are approved and shall be effective and binding on all persons and entities, to the extent provided in the Prepackaged Plan. The release contained in Section 10.7(b) of the Prepackaged Plan was disclosed and explained on the Ballots, in the Disclosure Statement, and in the Prepackaged Plan. The release provision contained in Section 10.7(b) of the Prepackaged Plan is consensual because the releases therein are provided only by (i) holders of Claims that are Unimpaired and (ii) holders of Impaired Claims and Interests entitled to vote on the Prepackaged Plan (a) who vote to accept the Prepackaged Plan, (b) who do not vote to accept or reject the Prepackaged Plan, or (c) who vote to reject the Prepackaged Plan and do not check the opt-out box. See Indianapolis Downs, 486 B.R. at 303. Notwithstanding any language to the contrary contained in the Disclosure Statement, the Prepackaged Plan, and/or this Order, no provision of the Disclosure Statement, the Prepackaged Plan, or this Order shall (a) preclude the United States and any of its agencies including, without limitation, the Securities and Exchange Commission and the United States Department of Justice, from enforcing their police or regulatory powers or (b) release any nondebtor from liability in connection with any Claim of the United States government or any of its agencies.

35.Plan Injunction. Pursuant to Section 10.6(a) of the Prepackaged Plan, this Order shall, except as otherwise expressly provided in the Prepackaged Plan and the Plan Documents, constitute an injunction, as of the entry of this Order but subject to the occurrence of the Effective Date, permanently enjoining all Persons or entities who have held, hold, or may hold Claims against or Interests in any Debtor with respect to any such Claim or Interest, from: (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative, or other forum) against or affecting, directly or indirectly, a Debtor, a Reorganized Debtor, or an Estate or the property of any of the foregoing, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons mentioned herein or in the Prepackaged Plan or any property of any such transferee or successor; (ii) enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting, or otherwise recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree, or order against a Debtor, a Reorganized Debtor, or an Estate or its property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons mentioned herein or in the Prepackaged Plan or any property of any such transferee or successor; (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against a Debtor, a Reorganized Debtor, or an Estate or any of its property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons mentioned in herein or in the Prepackaged Plan or any property of any such transferee or successor; (iv) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Prepackaged Plan and the Plan Documents to the full extent permitted by applicable law; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Prepackaged Plan and the Plan Documents; provided, that nothing contained herein shall preclude such Persons who have held, hold, or may hold Claims against or Interests in a Debtor, a Reorganized Debtor, or an Estate from exercising their rights, or obtaining benefits, pursuant to and consistent with the terms of the Prepackaged Plan and the Plan Documents; provided, further, that nothing contained herein shall enjoin any Restructuring Support Party from exercising any of its rights or remedies under the Restructuring Support Agreement in accordance with the terms thereof. Pursuant to Section 10.6(b) of the Prepackaged Plan, by accepting distributions thereunder, each holder of an Allowed Claim or Interest will be deemed to have affirmatively and specifically consented to be bound by the Prepackaged Plan, including, without limitation, the injunctions set forth in Section 10.6 therein.
36.Indemnification Obligations.
(a)    Pursuant to Section 8.4 of the Prepackaged Plan, subject to the occurrence of the Effective Date, any obligations of the Debtors pursuant to their corporate charters, by-laws, limited liability company agreements, memorandum and articles of association, or other organizational documents to indemnify current and former officers, directors, agents, or employees with respect to all present and future actions, suits, and proceedings against the Debtors or against such officers, directors, agents, or employees based upon any act or omission for or on behalf of the Debtors shall not be discharged, impaired, or otherwise affected by the Prepackaged Plan; provided, that the Reorganized Debtors shall not indemnify directors of the Debtors for any Claims or Causes of Action arising out of or relating to any act or omission that (i) is a criminal act or (ii) constitutes intentional fraud. All such obligations shall be deemed and treated as executory contracts to be assumed by the Debtors under the Prepackaged Plan and shall continue as obligations of the Reorganized Debtors. Any claim based on the Debtors’ obligations as set forth in the Prepackaged Plan shall not be a Disputed Claim or subject to any objection, in either case, by reason of section 502(e)(1)(B) of the Bankruptcy Code.
(b)    Pursuant to Section 10.13 of the Prepackaged Plan, (i) the obligations of the Debtors to indemnify and reimburse their directors or officers that were directors or officers, respectively, on or subsequent to the Petition Date shall be assumed by the Reorganized Debtors and (ii) indemnification obligations of the Debtors arising from services as officers and directors during the period from and after the Petition Date shall be Administrative Expense Claims.
37.Payment of Statutory Fees. All fees payable pursuant to 28 U.S.C. § 1930, shall be paid as and when due or otherwise pursuant to an agreement between the Reorganized Debtors and the U.S. Trustee, until such time as a chapter 11 case for a Debtor shall be closed.
38.Payment of Fees and Expenses of the Ad Hoc Group’s Advisors, the Term Loan Lenders’ Advisors, and the ABL Facility Agent’s Advisors. Notwithstanding anything to the contrary herein, the unpaid reasonable and documented fees and expenses of (i) Fried, Frank, Harris, Shriver & Jacobson LLP and Blank Rome LLP, as counsel to the Ad Hoc Group and certain of the DIP Facility Lenders, (ii) GLC Advisors & Co., LLC, as financial advisers to the Ad Hoc Group, (iii) Davis Polk & Wardwell LLP, as counsel to the Term Loan Lenders and certain of the DIP Facility Lenders, (iv) PJT Partners LP, as financial advisers to the Term Loan Lenders and certain of the DIP Facility Lenders, (v) Potter Anderson & Corroon LLP, as local counsel to the Term Loan Lenders and certain of the DIP Facility Lenders, and (vi) Vinson & Elkins LLP and Morris, Nichols, Arsht & Tunnel LLP, as counsel to the ABL Facility Agent, shall, in each case, be allowed as Administrative Expense Claims and shall be paid in full, in

Cash on or before the Effective Date in accordance with the DIP Order approved by the Court, the Restructuring Support Agreement (subject to the exceptions set forth therein), or as required by the applicable underlying credit agreement, indemnity, or fee letter, without application or approval by the Court.
39.Deemed Conversion of New Convertible Notes. If, prior to 5 p.m. Prevailing Eastern Time on December 13, 2016, the Debtors are provided with irrevocable notice from the Requisite Note Conversion Holders (as defined below) of their intent to exercise the conversion election set forth in clause (iii) of the definition of New Convertible Notes (such irrevocable notice to be acceptable to the Debtors in their sole discretion, the “Conversion Notice”), then notwithstanding anything to the contrary in the Prepackaged Plan the Plan Documents, or the Confirmation Order, (x) the New Convertible Notes shall be deemed to have been converted to New Common Shares on the Effective Date, and (y) any party that would have been entitled to receive New Convertible Notes shall, in lieu of receiving such New Convertible Notes, instead receive a number of New Common Shares equal to the number of New Common Shares such party would have received if the New Convertible Notes were converted to New Common Shares on the Effective Date.  The Debtors shall file a notice with the Bankruptcy Court promptly after receipt of an acceptable Conversion Notice, or shall otherwise file a notice prior to 5 p.m. Prevailing Eastern Time on December 14, 2016 stating that an acceptable Conversion Notice has not been received.  “Requisite Note Conversion Holders” shall mean parties that collectively would be entitled to receive a majority in aggregate principal amount of the New Convertible Notes as of the Effective Date, inclusive of the Backstop Put Premium, whether through the Rights Offering or as a Backstop Party.

40.Withholding and Reporting Requirements. In connection with the Prepackaged Plan and all instruments issued in connection therewith and distributed thereon, the Reorganized Debtors shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions under the Prepackaged Plan shall be subject to any withholding or reporting requirements. In the case of a non-Cash distribution that is subject to withholding, the distributing party may withhold an appropriate portion of such distributed property and sell such withheld property to generate Cash necessary to pay over the withholding tax. Any amounts withheld pursuant to the preceding sentence shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Prepackaged Plan. Notwithstanding the above, each holder of an Allowed Claim that is to receive a distribution under the Prepackaged Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding, and other tax obligations, on account of such distribution. The Reorganized Debtors have the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to such issuing or distributing party for payment of any such tax obligations. The Reorganized Debtors may require, as a condition to receipt of a distribution, that the holder of an Allowed Claim complete and return a Form W-8 or W-9, as applicable to each such holder. If the Reorganized Debtors make such a request and the holder fails to comply before the date that is 180 days after the request is made, the amount of such distribution shall irrevocably revert to the applicable Reorganized Debtor and any Claim in respect of such distribution shall be discharged and forever barred from assertion against such Reorganized Debtor or its respective property.

41.Exemption from Transfer Taxes. Pursuant to section 1146 of the Bankruptcy Code and Section 12.1 of the Prepackaged Plan, (a) the issuance, transfer or exchange of any securities, instruments, or documents, (b) the creation of any Lien, mortgage, deed of trust, or other security interest, (c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with the Prepackaged Plan, including, without limitation, any deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Prepackaged Plan or the reinvesting, transfer, or sale of any real or personal property of the Debtors pursuant to, in implementation of, or as contemplated in the Prepackaged Plan (whether to one or more of the Reorganized Debtors or otherwise), (d) the grant of collateral under the Amended and Restated ABL Credit Agreement and the Amended and Restated Term Loan Agreement, and (e) the issuance, renewal, modification, or securing of indebtedness by such means, and the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Prepackaged Plan, including, without limitation, this Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales tax, use tax, or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city, or Governmental Unit in which any instrument hereunder is to be recorded shall, pursuant to this Order, be ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax, or similar tax.

42.Documents, Mortgages, and Instruments. Each federal, state, commonwealth, local, foreign, or other governmental agency is hereby authorized to accept any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement, or consummate the transactions, including the Restructuring Transactions, contemplated in the Prepackaged Plan and this Order.
43.Reversal/Stay/Modification/Vacatur of Order. Except as otherwise provided in this Order, if any or all of the provisions of this Order are hereafter reversed, modified, vacated, or stayed by subsequent order of this Court, or any other court, such reversal, stay, modification, or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority, or lien incurred or undertaken by the Debtors or the Reorganized Debtors, as applicable, prior to the effective date of such reversal, stay, modification, or vacatur. Notwithstanding any such reversal, stay, modification, or vacatur of this Order, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Order prior to the effective date of such reversal, stay, modification, or vacatur shall be governed in all respects by the provisions of this Order, the Prepackaged Plan, the Plan Documents, or any amendments or modifications to the foregoing.
44.Retention of Jurisdiction. Notwithstanding the entry of this Order or the occurrence of the Effective Date, pursuant to sections 105 and 1142 of the Bankruptcy Code, this Court, except as otherwise provided in the Prepackaged Plan, the Plan Documents, or this Order, shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases to the fullest extent as is legally permissible, including, but not limited to, jurisdiction over the matters set forth in Article XI of the Prepackaged Plan.

45.Modifications. The Prepackaged Plan and the Plan Documents may be amended, modified, or supplemented by the Debtors, subject to the consent rights set forth in the Restructuring Support Agreement, in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as otherwise ordered by the Court. In addition, after the entry of this Order, so long as such action does not materially and adversely affect the treatment of holders of Allowed Claims pursuant to the Prepackaged Plan, the Debtors, subject to the consent rights set forth in the Restructuring Support Agreement, may remedy any defect or omission or reconcile any inconsistencies in the Prepackaged Plan, the Plan Documents, or this Order with respect to such matters as may be necessary to carry out the purposes or effects of the Prepackaged Plan, and any holder of a Claim or Interest that has accepted the Prepackaged Plan shall be deemed to have accepted the Prepackaged Plan and Plan Documents as so amended, modified, or supplemented. Notwithstanding anything herein or in the Prepackaged Plan to the contrary, prior to the Effective Date, the Debtors, subject to the consent rights set forth in the Restructuring Support Agreement, may make appropriate adjustments and modifications to the Prepackaged Plan and Plan Documents without further order or approval of the Court; provided, that such adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Interests under the Prepackaged Plan.
46.Provisions of Prepackaged Plan and Order Nonseverable and Mutually Dependent. The provisions of the Prepackaged Plan and this Order, including the findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent.
47.Governing Law. Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit to the Plan Supplement provides otherwise

(in which case the governing law specified therein shall be applicable to such exhibit), the rights, duties, and obligations arising under the Prepackaged Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflict of laws.
48.Applicable Non-bankruptcy Law. Pursuant to section 1123(a) and section 1142(a) of the Bankruptcy Code, the provisions of this Order, the Prepackaged Plan, the Plan Documents, and any other related documents or any amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.
49.Waiver of Filings. Any requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtors to file any list, schedule, or statement with the Court or the Office of the U.S. Trustee (except for monthly operating reports or any other post-confirmation reporting obligation to the U.S. Trustee), is hereby waived as to any such list, schedule, or statement not filed as of the entry of this Order.
50.Governmental Approvals Not Required. This Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or other governmental authority with respect to the implementation or consummation of the Prepackaged Plan and Disclosure Statement, any documents, instruments, or agreements (including the Plan Documents), and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Prepackaged Plan and the Disclosure Statement.
51.Notice of Order. In accordance with Bankruptcy Rules 2002 and 3020(c), as soon as reasonably practicable after the Effective Date, the Debtors shall serve notice of the entry of this Order, substantially in the form annexed hereto as Exhibit B, to all parties who hold a Claim or Interest in these cases and the U.S. Trustee. Such notice is hereby approved in all respects and shall be deemed good and sufficient notice of entry of this Order.
52.Substantial Consummation. On the Effective Date, the Prepackaged Plan shall be deemed to be substantially consummated under sections 1101 and 1127 of the Bankruptcy Code.
53.Waiver of Stay. The stay of this Order provided by any Bankruptcy Rule (including Bankruptcy Rule 3020(e)), whether for fourteen (14) days or otherwise, is hereby waived, and this Order shall be effective and enforceable immediately upon its entry by the Court.
54.Inconsistency. To the extent of any inconsistency between this Order and the Prepackaged Plan, this Order shall govern.
55.No Waiver. The failure to specifically include any particular provision of the Prepackaged Plan in this Order will not diminish the effectiveness of such provision nor constitute a waiver thereof, it being the intent of this Court that the Prepackaged Plan is confirmed in its entirety and incorporated herein by this reference.
56.Restructuring Transactions. On the Effective Date or as soon as reasonably practicable thereafter, the Debtors or Reorganized Debtors, as applicable, may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Restructuring Transactions under and in connection with the Prepackaged Plan and this Order.
Dated:     ______________, 2016
Wilmington, Delaware
______________________________________
THE HONORABLE KEVIN J. CAREY
UNITED STATES BANKRUPTCY JUDGE

Exhibit A
First Amended Prepackaged Plan

Exhibit B
Notice of Entry of the Order

UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

------------------------------------------------------x
In re BASIC ENERGY SERVICES, INC., et al., Debtors.	: : : : : : : :	Chapter 11 Case No. 16-12320 (KJC) Jointly Administered Re: Docket Nos. 15, 16, 194, 231 & ____
------------------------------------------------------x
NOTICE OF (I) ENTRY OF
ORDER (i) APPROVING THE DEBTORS’ (A) DISCLOSURE
STATEMENT PURSUANT TO SECTIONS 1125 AND 1126(b) OF THE
BANKRUPTCY CODE, (B) SOLICITATION OF VOTES AND VOTING
PROCEDURES, AND (C) FORMS OF BALLOTS, AND (ii) CONFIRMING THE
JOINT PREPACKAGED CHAPTER 11 PLAN OF BASIC ENERGY SERVICES, INC.
AND ITS AFFILIATED DEBTORS, AND (II) OCCURRENCE OF EFFECTIVE DATE

TO CREDITORS, INTEREST HOLDERS, AND OTHER PARTIES IN INTEREST:

PLEASE TAKE NOTICE that an order (the “Order”) of the Honorable Kevin J. Carey, approving the disclosure statement, solicitation of votes and voting procedures, and forms of ballots, and confirming the Joint Prepackaged Chapter 11 Plan of Basic Energy Services, Inc. and Its Affiliated Debtors, dated as of October 24, 2016 (as amended and supplemented, the “Prepackaged Plan”) of the above-captioned debtors, as debtors and debtors in possession (collectively, the “Debtors”), was entered by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) on December __, 2016. Unless otherwise defined in this notice, capitalized terms used herein shall have the meanings ascribed to them in the Prepackaged Plan and the Order.
PLEASE TAKE FURTHER NOTICE that the Order is available for inspection during regular business hours in the office of the Clerk of the Bankruptcy Court, 824 Market Street, 3rd Floor, Wilmington, Delaware 19801. The Order is also available on the internet site of the Debtors’ noticing agent, Epiq Systems at http://dm.epiq11.com/BasicEnergy or by accessing the Bankruptcy Court’s website www.deb.uscourts.gov. Please note that a PACER password and login are required to access documents on the Bankruptcy Court’s website.
PLEASE TAKE FURTHER NOTICE that the Effective Date of the Prepackaged Plan occurred on December ___, 2016.
PLEASE TAKE FURTHER NOTICE that the Prepackaged Plan and the provisions thereof are binding on the Debtors, the Reorganized Debtors, any holder of a Claim against, or Interest in, the Debtors and such holder’s respective successors and assigns, whether or not the Claim or Interest of such holder is impaired under the Prepackaged Plan and whether or not such holder or entity voted to accept the Prepackaged Plan.
Dated:    Wilmington, Delaware
December__, 2016

RICHARDS, LAYTON & FINGER, P.A.
Daniel J. DeFranceschi (No. 2732)
Zachary I. Shapiro (No. 5103)
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
Telephone: (302) 651-7700
Facsimile: (302) 651-7701

-and-
WEIL, GOTSHAL & MANGES LLP
Ray C. Schrock, P.C.
Ronit J. Berkovich
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007
Attorneys for the Debtors
and Debtors in Possession

2